                       FIRST AMENDMENT TO LEASE AGREEMENT
                                   [NW 1995 B]

                   This FIRST AMENDMENT TO LEASE AGREEMENT [NW 1995 B], dated as of June 3, 1996, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement [NW 1995 B], dated as of December 13, 1995 (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE"), to a certain Lease Agreement [NW 1995 B], dated as of December 13, 1995 (the "ORIGINAL LEASE"), between Lessee and Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 [NW 1995 B] ("LEASE SUPPLEMENT NO. 1") between Lessor and Lessee, dated December 21, 1995, herein called the "LEASE");

                   Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                                   WITNESSETH:

                   WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N536US; manufacturer's serial No. 26483; and (ii) Engines: two
(2) Pratt & Whitney Model PW2037 engines bearing, respectively, manufacturer's serial nos. P727160 and P727161;

                   WHEREAS, Section 17 of the Participation Agreement [NW 1995 B], dated as of December 13, 1995 (the "PARTICIPATION AGREEMENT"), among Lessee,
[                     ] (the "OWNER PARTICIPANT"), the loan participants named
therein, as Loan Participants (the "ORIGINAL LOAN PARTICIPANTS"), Lessor and State Street Bank and Trust Company (the "INDENTURE TRUSTEE"), contemplates that the Secured Certificates issued by the Owner Trustee under the Trust Indenture and Security Agreement [NW 1995 B], dated as of December 13, 1995, between Lessor (in its individual capacity as expressly provided therein and as trustee) and the Indenture Trustee may be refinanced under certain circumstances;

                   WHEREAS, Lessor and Lessee have entered into a Refunding Agreement [NW 1995 B], dated as of the date hereof (the "REFUNDING AGREEMENT"), with State Street Bank and Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements (the "PURCHASERS"), State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "SUBORDINATION AGENT"), the Owner Participant, the Indenture Trustee and Northwest Airlines Corporation (the "GUARANTOR");

                   WHEREAS, Lessor and Lessee desire to recalculate the Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price in order to reflect, among other things, the interest rate of the refinanced Secured Certificates;

                   WHEREAS, in connection with the recalculation of the Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price, Lessor and Lessee desire to amend the Lease;

                   WHEREAS, a counterpart of the Original Lease, to which were attached and made a part thereof counterparts of Lease Supplement No. 1, the Trust Indenture and Security Agreement [NW 1995 B], dated as of December 13, 1995, and the Trust Agreement and Indenture Supplement [NW 1995 B], dated December 21, 1995, was recorded by the Federal Aviation Administration (the "FAA") on December 26, 1995, and assigned Conveyance No. P05092;

                   NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                   SECTION 1. AMENDMENT OF SECTION 1 OF THE LEASE.

                   (a) The definitions of "Basic Term", "Business Day", "Certificated Air Carrier", "Commencement Date", "Delivery Date", "Indemnitee", "Indenture Trustee's Liens", "Lease Period", "Lease Period Date", "Loan Participant", "Net Present Value of Rents", "Operative Documents", "Rent", "Stipulated Loss Value", "Stipulated Loss Value Date", "Supplemental Rent", "Tax Indemnitee" and "Termination Value" in Section 1 of the Lease are hereby amended applicable on and after the Closing Date to read as follows:

                        "BASIC TERM" means the term for which the Aircraft is
                   leased hereunder pursuant to Section 3(a) hereof commencing on the Commencement Date and ending on July 2, 2016, or such earlier date as the Lease may be terminated in accordance with the provisions hereof.

                        "BUSINESS DAY" means any day other than a Saturday or
                   Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; Salt Lake City, Utah; San Francisco, California; or Minneapolis, Minnesota.

                        "CERTIFICATED AIR CARRIER" means a Citizen of the United
                   States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                        "COMMENCEMENT DATE" means July 2, 1996.

                        "DELIVERY DATE" means the date of the initial Lease
                   Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

                        "INDEMNITEE" means (i) the Owner Trustee, in its
                   individual capacity and as trustee under the Trust Agreement,
                   (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

                        "INDENTURE TRUSTEE'S LIENS" means any Lien which arises
                   as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                        "LEASE PERIOD" means each of the consecutive periods
                   throughout the Basic Term and any Renewal Term and ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

                        "LEASE PERIOD DATE" means January 2, 1997 and each
                   succeeding January 2 and July 2, to and including the last such date in the Term.

                        "LEASE SUPPLEMENT" means a Lease Supplement,
                   substantially in the form of Exhibit A hereto, entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

                        "LOAN PARTICIPANT" means for any period prior to the
                   Closing, the Original Loan Participants and their successors and assigns, and from and after the Closing, the Purchasers and their successors and registered assigns, including any Certificate Holder.

                        "NET PRESENT VALUE OF RENTS" means the net present
                   value, as of the Commencement Date, of Basic Rent set forth in Exhibit B hereto, discounted at an annual interest rate of 7.70% on a semi-annual basis.

                        "OPERATIVE DOCUMENTS" means each of the Participation
                   Agreement, the documents referred to in Section 4(a)(v) of the Participation Agreement (including any amendments, modifications or supplements thereto), the Refunding Agreement, the Trust Indenture Amendment and the Refinancing Secured Certificates, collectively, and "OPERATIVE DOCUMENT" shall mean each of the Operative Documents, individually.

                        "RENT" means Interim Rent, Basic Rent and Supplemental
                   Rent, collectively.

                        "STIPULATED LOSS VALUE" with respect to the Aircraft as
                   of any date through and including July 2, 2016, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after July 2, 2016 shall be the amount determined as provided in Section 19(a) hereof.

                        "STIPULATED LOSS VALUE DATE" means, (a) during the
                   Interim Term through the Closing Date, the twentieth calendar day of each calendar month, and (b) during the Interim Term after the Closing Date, during the Basic Term and during any Renewal Term, the second calendar day of each calendar month.

                        "SUPPLEMENTAL RENT" means, without duplication, (a) all
                   amounts, liabilities, indemnities and obligations (other than Interim Rent and Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements and the Other Pass Through Trust Agreements, and
                   (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

                        "TAX INDEMNITEE" means (i) the Owner Participant, the
                   Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, and (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

                        "TERMINATION VALUE" with respect to the Aircraft as of
                   any date through and including July 2, 2016, means, but subject always to the provisions of Section 3(d)(v), the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement).

                        (b) The following definitions are hereby inserted in
Section 1 of the Lease in alphabetical order to be applicable on and after the Closing Date:

                        "CLOSING" means the consummation of the refinancing
                   operation contemplated by Section 1 of the Refunding
                   Agreement.

                        "CLOSING DATE" means the date on which the Closing shall
                   occur.

                        "INTERCREDITOR AGREEMENT" means that certain
                   Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                        "INTERIM RENT" means the rent payable for the Aircraft
                   for the Interim Term pursuant to Section 3(b) hereof.

                        "LIQUIDITY FACILITIES" means the two Revolving Credit
                   Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                        "LIQUIDITY PROVIDER" means Westdeutsche Landesbank
                   Girozentrale acting through its New York branch, as Class A Liquidity Provider and Class B Liquidity Provider under the Liquidity Facilities, or any successor thereto.

                        "MAKE-WHOLE AMOUNT" has the meaning assigned to that
                   term in the Trust Indenture.

                        "ORIGINAL LOAN PARTICIPANTS" means each institution
                   executing the Participation Agreement as a Loan Participant.

                        "ORIGINAL TRUST INDENTURE" means the Trust Indenture and
                   Security Agreement [NW 1995 B], dated as of December 13, 1995, between the Owner Trustee and State Street Bank and Trust Company, as amended, modified and supplemented prior to the Closing Date.

                        "OTHER PASS THROUGH TRUST AGREEMENTS" means the pass
                   through trust agreement and supplements pursuant to which each of the Class C and Class D pass through certificates are issued.

                        "PASS THROUGH CERTIFICATES" means the pass through
                   certificates to be issued by the Pass Through Trustee in connection with the Refinancing Transaction.

                        "PASS THROUGH TRUST AGREEMENT" means the pass through
                   trust agreement and each of the two separate pass through trust supplements referred to on Schedule I to the Refunding Agreement to be entered into by and between Lessee and the Pass Through Trustee in connection with the Refinancing Transaction.

                        "PASS THROUGH TRUSTEE" means State Street Bank and Trust
                   Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                        "PURCHASERS" means the Pass Through Trustees under each
                   Pass Through Trust Agreement.

                        "REFINANCING CERTIFICATE" means a certificate of an
                   authorized representative of the Owner Participant delivered pursuant to Section 17(a)(1) of the Participation Agreement, setting forth, among other things, the Refinancing Date, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and the proposed revised schedules of Basic Rent, Stipulated Loss Value and Termination Value percentages, and the proposed Amortization Schedules.

                        "REFINANCING DATE" means the proposed date on which the
                   outstanding Secured Certificates will be redeemed and refinanced pursuant to Section 17 of the Participation Agreement.

                        "REFINANCING EXPENSES" means the costs, fees,
                   commissions and other expenses payable by the Owner Participant pursuant to Section 11(a) of the Refunding Agreement.

                        "REFINANCING SECURED CERTIFICATES" means the Secured
                   Certificates to be issued by Lessor to the Purchasers pursuant to the Trust Indenture Amendment and the Refunding Agreement on the Closing Date.

                        "REFINANCING TRANSACTION" means a refinancing
                   transaction pursuant to Section 17 of the Participation Agreement involving, among other things, (i) the redemption of the Secured Certificates issued on December 21, 1995 and the concurrent issuance and sale of the Refinancing Secured Certificates to the Pass Through Trustees (or their designee) and (ii) the issuance and sale of the Pass Through Certificates by the Pass Through Trustees.

                        "REFUNDING AGREEMENT" means that certain Refunding
                   Agreement [NW 1995 B], dated as of June 3, 1996, among Lessor, Lessee, the Owner Participant, the Purchasers, the Indenture Trustee, the Subordination Agent, and the Guarantor, as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

                        "SUBORDINATION AGENT" means State Street Bank and Trust
                   Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                        "TRUST INDENTURE AMENDMENT" means the Amended and
                   Restated Trust Indenture and Security Agreement [NW 1995 B], dated as of the Closing Date, between Lessor and State Street Bank and Trust Company, as Indenture Trustee.

                        "TRUST INDENTURE ESTATE" has the meaning assigned to
                   that term in the Trust Indenture.

                   (c) The definitions of "Administrative Agent", "Assumed Interest Rate", "Commitment", "Debt Rate", "Documentation Agent", "Funding Loss Amount", "Interest Period", and "Rent Differential Amount" in Section 1 of the Lease are hereby deleted on and after the Closing Date.

                   SECTION 2. AMENDMENT OF SECTIONS 3(A), 3(B), 3(C), 3(D), 3(E) AND 3(F) OF THE LEASE.

                   (a) The second sentence of Section 3(a) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                        The Basic Term shall commence on the Commencement Date
                   and end on July 2, 2016, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

                   (b) Section 3(b) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                             Interim Rent. Lessee shall pay Interim Rent on the
                        Closing Date in an amount equal to Lessor's Cost multiplied by the percentage specified in Exhibit B hereto for Interim Rent on the Closing Date.

                   (c) Section 3(c) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                             Lessee shall pay Basic Rent with respect to each
                        Lease Period during the Basic Term on the Commencement Date and on each Lease Period Date during the Basic Term, in consecutive installments in the amounts as provided in the next sentence, each such installment to cover the Lease Period specified in Exhibit B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the Commencement Date or the applicable Lease Period Date specified in Exhibit B hereto.

                   (d) Section 3(d)(i) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                             (i) In the event that (A) the Closing Date occurs
                        other than on June 12, 1996, or (B) Refinancing Expenses paid by Lessor or the Owner Participant pursuant to
                        Section 11(a) of the Refunding Agreement are determined to be other than 1.1394% of Lessor's Cost, then in each case, the Basic Rent percentages set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the Special Purchase Price shall be recalculated by the Owner Participant, on or prior to October 1, 1996 using the same methods and assumptions used to calculate original Basic Rent and Stipulated Loss Value and Termination Value percentages and the Special Purchase Price, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

                   (e) Section 3(d)(ii) of the Lease is hereby amended by deleting on and after the Closing Date the words "or a refunding" in the first line thereof.

                   (f) The second sentence of Section 3(e) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                             Lessee shall pay as Supplemental Rent the
                        Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with such
                        Section 2.10(b) or Section 2.11.

                   (g) Section 3(f) of the Lease is hereby amended by (i) deleting on and after the Closing Date the numbers and punctuation "124-000-12" in the first sentence thereof and substituting therefor the numbers and punctuation "124-0000-12", and (ii) adding on and after the Closing Date the word "irrevocably" after the word "hereby" in the proviso in the first sentence thereof.

                   SECTION 3. AMENDMENT OF SECTION 7(B) OF THE LEASE. Section 7(b)(x)(2) of the Lease is hereby amended by deleting on and after the Closing Date the words "the Owner Participant and the Indenture Trustee" and substituting therefor the word "Lessor".

                   SECTION 4. AMENDMENT OF SECTION 9(C) OF THE LEASE. Section 9(c) of the Lease is hereby amended by deleting on and after the Closing Date the word "premium" each time it appears therein and substituting therefor the words "Make-Whole Amount" and by deleting on and after the Closing Date the words "and Funding Loss Amount" and ", Funding Loss Amount" each time such words and such words and punctuation appear.

                   SECTION 5. AMENDMENT OF SECTION 10(A) OF THE LEASE. Section 10(a) of the Lease is hereby amended by (i) deleting on and after the Closing Date the words "the third Business Day following the receipt of insurance proceeds in respect of such occurrence (but not earlier than thirty (30) days after such occurrence)" in clause (i)(y) thereof and substituting therefor the words "an earlier Business Day irrevocably specified fifteen days in advance by notice from Lessee to Lessor and the Indenture Trustee", and (ii) deleting on and after the Closing Date the word "should" and substituting therefor the word "will" in Section (6) in the last paragraph thereof.

                   SECTION 6. AMENDMENT OF SECTION 14(D) OF THE LEASE. Section 14(d) of the Lease is hereby amended by (i) adding on and after the Closing Date the words and punctuation ", the Refunding Agreement" after the words "Participation Agreement and (ii) adding on and after the Closing Date the words "and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Refunding Agreement) or any document or instrument furnished pursuant to either thereof" after the word "Agreement" at the end of the first parenthetical phrase therein.

                   SECTION 7. AMENDMENT OF SECTION 17 OF THE LEASE. Section 17 of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                        Section 17. Notices. All notices required under the
                   terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

                             (i) if to Lessee, for U.S. Mail at 5101 Northwest
                        Drive (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention: Senior Vice President
                        - Finance and Treasurer, (Telecopy No. (612) 726-0665), or to such other address, telex number or telecopy number as Lessee shall from time to time designate in writing to Lessor,

                             (ii) if to Lessor, at 79 South Main Street, Salt
                        Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No. (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

                             (iii) if to a Loan Participant, the Indenture
                        Trustee or the Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth on the signature pages of the Refunding Agreement.

                   SECTION 8. AMENDMENT OF SECTION 19(D) OF THE LEASE.

                   The first and second sentences of Section 19(d) of the Lease are hereby amended to read in their entirety on and after the Closing Date as follows:

                   On January 2, 2012 (or, if January 2, 2012 is not a Business Day, the Business Day immediately succeeding January 2,
                   2012), Lessee shall have the option, upon at least ninety
                   (90) days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the Special Purchase Price; provided that, unless Lessee shall have provided Lessor with an opinion of counsel selected by Lessee and reasonably acceptable to Lessor to the effect that the payment of the Special Purchase Price by Lessee will not constitute a preference under
                   Section 547 of the Bankruptcy Code, Lessee shall not be entitled to purchase the Aircraft if there shall exist on January 2, 2012 (or if January 2, 2012 is not a Business Day, on the Business Day immediately succeeding January 2, 2012) a Default of the type referred to in Section 14(e) hereof). In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture.

                   SECTION 9. AMENDMENT OF SECTION 26 OF THE LEASE. Section 26 of the Lease is hereby amended by (i) deleting on and after the Closing Date the word "or" between the words "Trust Agreement" and the words "the Trust Indenture" and substituting a comma therefor and (ii) inserting on and after the Closing Date the words "or the Refunding Agreement" after the words "Trust Indenture".

                   SECTION 10. AMENDMENT OF EXHIBITS.

                   (a) Exhibits B, C and D to the Lease attached hereto are applicable on and after the Closing Date. Exhibits B, C and D to the Lease are applicable until the Closing Date.

                   (b) The parties hereto agree that Exhibits B, C and D attached hereto reflect the calculation of Interim Rent and the recalculation of Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price to take into account the interest rates borne by the Secured Certificates as of the Closing Date and the actual amount of Transaction Expenses.

                   SECTION 11. EFFECTIVENESS OF AMENDMENTS. The amendments to the Lease set forth in Sections 1 through 10 hereof shall be effective as of the date hereof.

                   SECTION 12. RATIFICATION. Except as amended hereby, the Lease as heretofore supplemented continues and shall remain in full force and effect in all respects.

                   SECTION 13. MISCELLANEOUS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee. The section and paragraph headings in this Amendment and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as mortgagee under the Trust Indenture on the signature page thereof.

                   IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed on the day and year first above written.

                                   FIRST SECURITY BANK OF
                                   UTAH, NATIONAL ASSOCIATION

                                    not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                         Lessor


                                   By:
                                       ---------------------------------------
                                       Title:

                                   NORTHWEST AIRLINES, INC.
                                        Lessee


                                   By:
                                       ---------------------------------------
                                       Title:


                   (1)Receipt of this original counterpart of the foregoing Amendment is hereby acknowledged this _____ day of ____________________, 1996.


                                   STATE STREET BANK AND TRUST
                                   COMPANY,
                                        Indenture Trustee


                                   By:
                                       ---------------------------------------
                                       Title


- ----------------------------
(1) This language contained in the original counterpart only.